ARTICLES OF MERGER

                                       OF

                            SENTO ACQUISITION, INC.
                              (A Utah Corporation)

                                 WITH AND INTO

                              ASTRON INCORPORATED
                              (A Utah Corporation)


     THESE ARTICLES OF MERGER (these "Articles of Merger") are executed and entered into as of this 31st day of December, 1997, by and between Astron Incorporated, a Utah corporation (hereinafter referred to as "Astron" or the "Surviving Corporation") and Sento Acquisition, Inc., a Utah corporation (hereinafter referred to as "Sento Acquisition").


                                  WITNESSETH:

                               I.  PLAN OF MERGER

     Pursuant to these Articles of Merger, it is intended and agreed that Sento Acquisition will be merged with and into Astron and that Astron shall be the Surviving Corporation with the name of Astron Incorporated, as provided below (the "Merger"). The terms, conditions, and understandings of the Merger are set forth in the Plan of Merger between Sento Technical Innovations Corporation, a Utah corporation, Astron and Sento Acquisition dated as of December 31, 1997, a copy of which is attached hereto as Exhibit A and incorporated herein by this reference (the "Plan of Merger").

                   II.  ARTICLES OF INCORPORATION AND BYLAWS

     On the Effective Date, the articles of incorporation and bylaws of Sento Acquisition shall be the articles of incorporation and bylaws of the Surviving Corporation.

                      III.  NAME OF SURVIVING CORPORATION

     The name of the Surviving Corporation, which will continue in existence after the merger, shall remain Astron Incorporated.

          IV.  AUTHORIZED AND OUTSTANDING SHARES OF SENTO ACQUISITION

     Sento Acquisition is authorized to issue 1,000 shares of common stock, no par value, of which 1,000 shares are issued and outstanding as of the date hereof.

                V.  AUTHORIZED AND OUTSTANDING SHARES OF ASTRON

     Astron is authorized to issue 100,000 shares of voting common stock, no par value, of which 50,000 shares are issued and outstanding as of the date hereof.

               VI.  APPROVAL BY SHAREHOLDER OF SENTO ACQUISITION

     All of the 1,000 shares of voting common stock of Sento Acquisition issued and outstanding were voted in favor of entering into the Plan of Merger in accordance with the provisions of the Utah Revised Business Corporations Act. Such shares were voted as a class; no shares of any other class of stock were issued and outstanding and entitled to vote thereon.

                    VII.  APPROVAL BY SHAREHOLDER OF ASTRON

     All of the 50,000 shares of voting common stock of Astron issued and outstanding were voted in favor of entering into the Plan of Merger, all in accordance with the provisions of the Utah Revised Business Corporations Act. Such shares were voted as a class; no shares of any other class of stock were issued or entitled to vote thereon.

                        VIII.  EFFECTIVE DATE OF MERGER

     The merger shall be effective upon the Effective Date (as defined in the Plan of Merger).


     IN WITNESS WHEREOF, the undersigned corporations, acting by their respective officers have executed these Articles of Merger as of the date first above written.

                              ASTRON INCORPORATED,
                              a Utah corporation



                              By: \S\ Robert K. Bench
                              Name:   Robert K. Bench
                              Title:  Chief Financial Officer



                              SENTO ACQUISITION, INC.,
                              a Utah corporation



                              By: \S\ Jay Barth
                              Name:   Jay Barth
                              Title:  President



                                 PLAN OF MERGER


     THIS PLAN OF MERGER (this "Plan") dated as of the 31st day of December, 1997, is entered into by and among Sento Technical Innovations Corporation, a Utah corporation ("Sento"), Astron Incorporated, a Utah corporation ("Astron"), and Sento Acquisition, Inc., a Utah corporation, which is a wholly-owned subsidiary of Sento ("Sento Acquisition"). (Astron and Sento Acquisition are sometimes referred to hereinafter, collectively, as the "Constituent Corporations.")

                                    Recitals

     WHEREAS, Sento Acquisition is a corporation duly organized and existing under the laws of the State of Utah, having an authorized capital of 1,000 shares of common stock, no par value per share (the "Common Stock of Sento Acquisition"), of which 1,000 shares are issued and outstanding as of the date hereof; and

     WHEREAS, Astron is a corporation duly organized and existing under the laws of the State of Utah, having an authorized capital of 100,000 shares of voting common stock, no par value (the "Common Stock of Astron"), of which 50,000 shares are issued and outstanding as of the date hereof; and

     WHEREAS, Astron, Astron's sole shareholder (the "Astron Shareholder"), Sento Acquisition and Sento have entered into an Acquisition Agreement, dated as of November 19, 1997, as amended by that certain Amendment to Acquisition Agreement, dated as of December 31, 1997, among Astron, the Astron Shareholder, Sento Acquisition and Sento (the "Acquisition Agreement") setting forth certain representations, warranties, covenants, agreements and conditions in connection with the proposed merger of Sento Acquisition with and into Astron, with Astron as the Surviving Corporation, all as authorized by the statutes of the State of Utah (the "Merger"); and

     WHEREAS, the respective boards of directors of Sento and the Constituent Corporations have each duly approved this Plan providing for the Merger on the terms and subject to the conditions set forth herein; and

     WHEREAS, Sento owns all the issued and outstanding voting stock of Sento Acquisition;
                                   Agreement

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, and for the purpose of setting forth the terms and conditions of the Merger and the manner and basis of causing the shares of Astron to be converted into shares of Sento common stock, par value $.25 per share (the "Shares"), and such other provisions as are deemed necessary or desirable, the parties hereto have agreed and do hereby agree, subject to the approval and adoption of this Plan by the requisite vote of the stockholders of each Constituent Corporation, and subject to the conditions hereinafter set forth, as follows:

                                   Article I

                    Merger and Name of Surviving Corporation

     On the Effective Date (as defined below), Astron and Sento Acquisition shall cease to exist separately and Sento Acquisition shall be merged with and into Astron, which is hereby designated as the "Surviving Corporation," the name of which on and after the Effective Date shall remain "Astron Incorporated."

                                   Article II

                         Terms and Conditions of Merger

     The terms and conditions of the Merger (in addition to those set forth elsewhere in this Plan) are as follows:

          (a)  On the Effective Date:

               (1) Sento Acquisition shall be merged into Astron to form a single corporation, and Astron shall be designated as the Surviving Corporation.

               (2)  The separate existence of Sento Acquisition shall cease.

               (3) The Surviving Corporation shall have all the rights, privileges, immunities, and powers and shall be subject to all duties and liabilities of a corporation incorporated under the laws of the State of Utah.

               (4) The Surviving Corporation shall thereupon and thereafter possess all the rights, privileges, immunities, and franchises, of a public as well as of a private nature, of each of the Constituent Corporations; all property, real, personal, and mixed, and all debts due of whatever account, including subscriptions to shares, and all other choses in action, and all and every other interest, of or belonging to or due to each of the Constituent Corporations, shall be taken and deemed to be transferred to and vested in the Surviving Corporation without further act or deed; the title to any real estate, or any interest therein, vested in either Constituent Corporation shall not revert or be in any way impaired by reason of the Merger; the Surviving Corporation shall thenceforth be responsible and liable for all the liabilities and obligations of each of the Constituent Corporations; any claim existing or action or proceeding pending by or against either of such Constituent Corporations may be prosecuted as if the Merger had not taken place, or the Surviving Corporation may be substituted in place of the Constituent Corporations; and neither the rights of creditors nor any liens on the property of either of the Constituent Corporations shall be impaired by the Merger.

          (b) On the Effective Date, the board of directors of the Surviving Corporation shall consist of the members of the board of directors of Sento Acquisition immediately prior to the Merger, to serve thereafter in accordance with the Bylaws of the Surviving Corporation and until their respective successors shall have been duly elected and qualified in accordance with such Bylaws and the laws of the State of Utah.

          (c) On the Effective Date, the officers of the Surviving Corporation shall be the officers of Sento Acquisition immediately prior to the Merger, with such officers to serve thereafter in accordance with the Bylaws of the Surviving Corporation and until their respective successors shall have been duly elected and qualified in accordance with such Bylaws and the laws of the State of Utah.

                                  Article III

                     Manner and Basis of Converting Shares

     The manner and basis of converting shares of the common stock of the Constituent Corporations and the mode of carrying the Merger into effect are as follows:

          (a)  Each share of Common Stock of Astron outstanding on the
               Effective Date shall, without any action on the part of the holder thereof, be converted into the right to receive Three and
               60/100 (3.60) Shares which shall, on such conversion, be validly issued and outstanding, fully paid and nonassessable, and shall not be liable to any further call, nor shall the holder thereof be liable for any further payments with respect thereto.  After the Effective Date, each holder of an outstanding certificate which prior thereto represented shares of Common Stock of Astron shall be entitled, on surrender thereof to Sento, to receive in exchange therefor a certificate or certificates representing the number of whole Shares into which the shares of Common Stock of
               Astron so surrendered shall be converted as aforesaid.  Until so surrendered, each such outstanding certificate (which prior to the Effective Date represented shares of Common Stock of Astron)
               shall for all purposes evidence the ownership of the Shares into which such shares of Common Stock of Sento shall have been converted; PROVIDED, that dividends or other distributions which are payable in respect of Shares into which shares of Common
               Stock of Astron shall have been converted shall be set aside by
               Sento and shall not be paid to any holder of certificates
               representing such shares of Common Stock of Astron until such certificates shall have been surrendered in exchange for
               certificates representing the Shares.  On such surrender, each holder that so surrenders such shares of Astron Common Stock shall be entitled to receive such dividends or other
               distributions without interest.  Sento shall not issue any fractional interest in any Shares in connection with the
               aforesaid conversion, and the aggregate number of Shares that each holder of shares of Common Stock of Astron shall be
               entitled to receive shall be rounded to the nearest whole number in the event of fractions (with 0.5 being rounded up); PROVIDED,
               FURTHER, that the number of Shares which the Astron Shareholder shall be required to deposit with Parr, Waddoups, Brown, Gee &
			   Loveless, as escrow agent  (the "Escrow Agent") pursuant to that
			   certain Escrow Agreement, dated December 31, 1997, among the Astron
               Shareholder, Sento and the Escrow Agent (the "Escrow Agreement")
               shall be withheld by Sento and issued to the Escrow Agent, to be later released to the Astron Shareholder pursuant to and in accordance with the Escrow Agreement and to the extent such
               Shares have not been made subject to claims of Sento against the
               Company and/or the Astron Shareholder pursuant to and in
               accordance with the Acquisition Agreement and the Escrow
               Agreement.

          (b) All Shares into which shares of the Common Stock of Astron shall have been converted pursuant to this Article III shall be issued in full satisfaction of all rights pertaining to the shares of Common Stock of Astron, as applicable, and all shares of Common Stock of Astron shall be canceled.

          (c) If any certificate for Shares is to be reissued in a name other than that in which the certificate surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the transfer be in compliance with applicable federal and state securities laws.

          (d) On the Effective Date, the issued and outstanding shares of Common Stock of Sento Acquisition shall automatically be converted into 1,000 shares of the Surviving Corporation's common stock, no par value.

                                   Article IV

                    Certificate of Incorporation and Bylaws

     1. The Articles of Incorporation of Sento Acquisition shall, on the Effective Date, be and constitute the Articles of Incorporation of the Surviving Corporation until amended in the manner provided by law.

     1. The Bylaws of Sento Acquisition shall, on the Effective Date, be and constitute the Bylaws of the Surviving Corporation until amended in the manner provided by law.

                                   Article V

                              Shareholder Approval

     This Plan shall be submitted to the stockholders of each of the Constituent Corporations as provided by the laws of the State of Utah. After the approval or adoption thereof by the stockholders of each Constituent Corporation in accordance with the requirements of the applicable laws, all required documents shall be executed, filed, and recorded, and all required acts shall be done in order to accomplish the Merger under the provisions of the laws of the State of Utah, subject to the terms of the Acquisition Agreement.

                                   Article VI

                   Approval and Effective Date of the Merger;
                             Miscellaneous Matters

     1. The Merger shall become effective when all the following actions shall have been taken:

          (a) This Plan shall be authorized, adopted, and approved by and on behalf of each Constituent Corporation in accordance with the laws of the State of Utah; and

          (b) This Plan, or Articles of Merger in the form required, executed and verified in accordance with the laws of the State of Utah, shall be filed with the Utah Department of Commerce, Division of Corporations and Commercial Code.

The date on which such actions are completed and the Merger is effected is herein referred to as the "Effective Date."

     1. If at any time the Surviving Corporation shall deem or be advised that any further grants, assignments, confirmations, or assurances are necessary or desirable to vest, perfect, or confirm title in the Surviving Corporation, of record or otherwise, to any property of Sento Acquisition acquired or to be acquired by, or as a result of, the Merger, the officers and directors of Sento Acquisition or any of them shall be severally and fully authorized to execute and deliver any and all such deeds, assignments, confirmations, and assurances and to do all things necessary or proper so as to best prove, confirm, and ratify title to such property in the Surviving Corporation and otherwise carry out the purposes of the Merger and the terms of this Plan.

     1. For the convenience of the parties and to facilitate the filing and recording of this Plan, any number of counterparts hereof may be executed, each such counterpart shall be deemed to be an original instrument, and all such counterparts together shall be considered one instrument.

     1. This Plan shall be governed by and construed in accordance with the laws of the State of Utah.

     1. This Plan cannot be altered or amended, except pursuant to an instrument in writing signed on behalf of the parties hereto.

     The foregoing Plan of Merger, having been approved by the board of directors of Sento and each Constituent Corporation, and having been adopted separately by the stockholders of each Constituent Corporation thereto in accordance with the laws of the State of Utah, an authorized officer of each of Sento, Astron and Sento Acquisition do hereby execute this Plan of Merger as of the date first above written, declaring and certifying that this is our act and deed and the facts herein stated are true.


                              SENTO TECHNICAL INNOVATIONS CORPORATION, a Utah corporation


                              By:  \S\ Robert K. Bench
                              Name:    Robert K. Bench
                              Title:   Chief Financial Officer

                              ASTRON INCORPORATED,
                              a Utah corporation



                              By:  \S\ Jay Barth
                              Name:    Jay Barth
                              Title:   President


                              SENTO ACQUISITION, INC.,
                              a Utah corporation


                              By:  \S\ Robert K. Bench
                              Name:    Robert K. Bench
                              Title:   Chief Financial Officer